Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Kenexa Corporation. (the “Company”) on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Nooruddin S. Karsan, Chief Executive Officer of the Company and Donald F. Volk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Nooruddin S. Karsan
Nooruddin S. Karsan
Chief Executive Officer
November 3, 2005

By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer
November 3, 2005

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Kenexa Corporation and will be retained by Kenexa Corporation and furnished to the Securities and Exchange Commission or its staff upon request.